                                                                     EXHIBIT 4.7




                   SUPPLEMENTAL INDENTURE NO. 6 TO INDENTURE

                 SUPPLEMENTAL INDENTURE NO. 6 dated as of December 30, 1994 among BEVERLY CALIFORNIA CORPORATION, a California corporation (the "Company"), BEVERLY ENTERPRISES, INC., a Delaware corporation (the "Parent"), each of the Guarantors (as that term is defined in the Indenture defined below), and STATE STREET BANK AND TRUST COMPANY,as successor trustee (the "Trustee") under the Indenture defined below.

                             W I T N E S S E T H :

                 WHEREAS, the Company, the Parent and Yasuda Bank and Trust Company (U.S.A.) have heretofore entered into an Indenture dated as of December 27, 1990 (as supplemented from time to time, the "Indenture") providing for the issuance by the Company of $50,000,000 original principal amount of Senior Secured Floating Rate Notes Due 1995 (the "Floating Rate Notes") and $37,750,000 original principal amount of 14 1/4% Senior Secured Fixed Rate Notes Due 1997 (the "Fixed Rate Notes");

                 WHEREAS, the Floating Rate Notes have been prepaid in full pursuant to the terms of the Indenture and are no longer outstanding;

                 WHEREAS, Yasuda Bank and Trust Company (U.S.A.), has resigned as original trustee pursuant to the terms of Section 610 of the Indenture and State Street Bank and Trust Company has accepted an appointment as successor Trustee pursuant to Section 611 of the Indenture;

                 WHEREAS, the parties hereto desire to amend the Indenture as herein provided and pursuant to Section 902 of the Indenture the requisite Holders (as defined in the Indenture) of Securities (as defined in the Indenture) issued under the Indenture have heretofore consented thereto by executing and delivering to the Trustee a consent (the "Consent"), substantially in the form of Exhibit A hereto, and, on the basis of the foregoing, the Trustee is willing to enter into such amendments as herein provided;

                 NOW, THEREFORE, the parties hereto agree as follows:

                 SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Indenture shall have the meaning assigned to such term in the Indenture. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference contained in the Indenture or any Security shall, from and after the date hereof, refer to the Indenture or such Security, as the case may be, as amended hereby.

                 SECTION 2. Amendment of Indenture. Subject to the satisfaction of the conditions precedent contained in Section 3 hereof, the Indenture is amended as follows:

                 A. Section 101 is amended by deleting the definitions of Base Financials and Capital Expenditures in their entirety and replacing them respectively with the following:

                 "'Base Financials' means the consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of December 31, 1993 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, together with the notes thereto, included in the Parent's 1993 Form 10-K and reported on without qualification by Ernst & Young.

                 "Capital Expenditures" means, for any period, the sum, without duplication, of (i) the total amount of additions to property and equipment of the Parent and its Consolidated Subsidiaries during such period of the types classified as "Capital Expenditures" on the consolidated statement of cash flows included in the Base Financials and (ii) all investments (whether by means of share purchase, capital contribution, loan, time deposit or otherwise) made by the Parent or any of its Subsidiaries during such period in Beverly Japan Corporation; provided that "Capital Expenditures" shall exclude (A) the application of insurance or condemnation proceeds to rebuilding facilities and (B) the amount of any Debt incurred or assumed for the purpose of financing all or any part of the cost of constructing any asset to the extent that such amount does not exceed 75% of the cost of acquiring or constructing such asset."

                 B. Section 1020 is amended by deleting it in its entirety and replacing it with the following:

                 "Section 1020 - Consolidated Capital Expenditures. The Parent and its Subsidiaries will not pay or incur Capital Expenditures in any fiscal year set forth below which exceed in aggregate amount for such year the amount set forth opposite such year below:

                 Fiscal year ending December 31, 1993               $110,000,000
                 Fiscal year ending December 31, 1994                125,000,000
                 Fiscal year ending December 31, 1995                130,000,000





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





                 Fiscal year ending December 31, 1996           135,000,000; and
                 Fiscal year ending December 31, 1997           140,000,000

         provided, however, that if in any fiscal year the Capital Expenditures are less than the amount permitted by this Section 1020 (without giving effect to any additional amount permitted by this proviso), the amount of Capital Expenditures permitted in the next succeeding fiscal year will be increased by an amount equal to such shortfall."

                 SECTION 3. Conditions for Effectiveness. This Supplemental Indenture No. 6 shall become effective as of the date hereof, after the Trustee shall have received:

                 (a) duly executed counterparts hereof signed by each party hereto;

                 (b) Consents signed by a majority in aggregate principal amount of the Outstanding Securities or, in the case of any party as to which an executed counterpart or Consent shall not have been received, the Trustee shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof, or Consent, as the case may be, by such party (such Act by such Holders being delivered to the Trustee on behalf of the Trustee, the Company and each Guarantor);

                 (c) a written request from the Company and the Guarantors requesting the execution and delivery of this Supplemental Indenture No. 6;

                 (d) certified copies of the resolutions of the Board of Directors of the Company and the Parent, approving this Supplemental Indenture No. 6, and all other documents delivered hereunder to which it is a party;

                 (e) favorable opinions of Weil, Gotshal & Manges, special New York counsel for the Company, and the General Counsel of the Company in the form of Exhibits B and C hereto respectively; and

                 (f) a certificate of an officer of the Company to the effect that the execution of Supplemental Indenture No. 6 is authorized or permitted by the Indenture and all conditions precedent, if any, required by the Indenture relating to a supplemental indenture have been complied with.

                 SECTION 4. Miscellaneous. (a) The Trustee shall be entitled to the protections of Section 603, and other applicable provisions, of the Indenture, with respect to





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its receipt, examination and handling of the documents delivered pursuant to
Section 3 hereof and the resulting effectiveness of this Supplemental Indenture No. 6.

                 (b) The recitals contained herein shall be taken as statements of the Company, the Parent and the Guarantors and not of the Trustee.

                 (c) Each Guarantor hereby waives any right it may have pursuant to Section 902 of the Indenture to receive a copy of the instrument or instruments evidencing the Act of the Holders approving this Agreement and the transactions contemplated hereby.

                 SECTION 5. Addition of Subsidiary Guarantors. Any subsidiary of the Guarantor which is not currently a party to the Subsidiary Guaranty but which is a signatory of this Supplemental Indenture No. 6 is hereby made a party to the Subsidiary Guaranty.

                 SECTION 6. Governing Law. This Supplemental Indenture No. 6 shall be governed by and construed in accordance with the law of the State of New York.

                 SECTION 7. Current Guarantors. Each of the Company and Parent hereby certify that all of the entities executing this Supplemental Indenture No. 6 as "Guarantors" constitute all of the current Guarantors within the meaning of that term under the Indenture.

                 SECTION 8. Counterparts. This Supplemental Indenture No. 6 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this SUPPLEMENTAL INDENTURE NO. 6 to be duly executed as of the date hereof.

                                     COMPANY
                                     -------

                                     BEVERLY CALIFORNIA CORPORATION


                                     By
                                       ____________________________
                                       Title:





                                       4
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                                    Parent
                                    ------

                                    BEVERLY ENTERPRISES, INC.


                                    By
                                      -------------------------------
                                      Title:

                                    GUARANTORS
                                    ----------

                                    BEVERLY ENTERPRISES JAPAN LIMITED
                                    ADVINET, INC.
                                    ALLIANCE HEALTH SERVICES, INC.
                                    AMERICAN TRANSITIONAL CARE CENTERS OF
                                      TEXAS, INC.
                                    AMERICAN TRANSITIONAL CARE DALLAS -
                                      FORT WORTH, INC.
                                    AMERICAN TRANSITIONAL HEALTH CARE, INC.
                                    AMERICAN TRANSITIONAL HOSPITALS, INC.
                                    AMERICAN TRANSITIONAL HOSPITALS OF
                                      INDIANA, INC.
                                    AMERICAN TRANSITIONAL HOSPITALS OF
                                      OKLAHOMA, INC.
                                    AMERICAN TRANSITIONAL HOSPITALS OF
                                      TENNESSEE, INC.
                                    ATH DEL ORO, INC.
                                    ATH HEIGHTS, INC.
                                    ATH TUCSON, INC.
                                    AGI-CAMELOT, INC.
                                    AGI-MCDONALD COUNTY HEALTH CARE, INC.
                                    AGI-VILLA CAPRI MANOR, INC.
                                    AHP, INC.
                                    ASSOCIATED HEALTHCARE PROFESSIONALS,
                                      INC.
                                    BEVERLY ADVISORS, LIMITED
                                    BEVERLY CREST CORPORATION
                                    BEVERLY ENTERPRISES-ALABAMA, INC.
                                    BEVERLY ENTERPRISES-ARIZONA, INC.
                                    BEVERLY ENTERPRISES-ARKANSAS, INC.
                                    BEVERLY ENTERPRISES-CALIFORNIA, INC.





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                                     BEVERLY ENTERPRISES-COLORADO, INC.
                                     BEVERLY ENTERPRISES-CONNECTICUT, INC.
                                     BEVERLY ENTERPRISES-DELAWARE, INC.
                                     BEVERLY ENTERPRISES - DISTRIBUTION
                                       SERVICES, INC.
                                     BEVERLY ENTERPRISES-DISTRICT OF
                                       COLUMBIA, INC.
                                     BEVERLY ENTERPRISES-FLORIDA, INC.
                                     BEVERLY ENTERPRISES-GARDEN TERRACE, INC.
                                     BEVERLY ENTERPRISES-GAYLORD, INC.
                                     BEVERLY ENTERPRISES-GEORGIA, INC.
                                     BEVERLY ENTERPRISES-HAWAII, INC.
                                     BEVERLY ENTERPRISES-IDAHO, INC.
                                     BEVERLY ENTERPRISES-ILLINOIS, INC.
                                     BEVERLY ENTERPRISES-INDIANA, INC.
                                     BEVERLY ENTERPRISES-IOWA, INC.
                                     BEVERLY ENTERPRISES-KANSAS, INC.
                                     BEVERLY ENTERPRISES-KENTUCKY, INC.
                                     BEVERLY ENTERPRISES-LANSING CENTRAL,
                                       INC.
                                     BEVERLY ENTERPRISES-LOUISIANA, INC.
                                     BEVERLY ENTERPRISES-MAINE, INC.
                                     BEVERLY ENTERPRISES-MARYLAND, INC.
                                     BEVERLY ENTERPRISES-MASSACHUSETTS, INC.
                                     BEVERLY ENTERPRISES-MICHIGAN, INC.
                                     BEVERLY ENTERPRISES-MINNESOTA, INC.
                                     BEVERLY ENTERPRISES-MISSISSIPPI, INC.
                                     BEVERLY ENTERPRISES-MISSOURI, INC.
                                     BEVERLY ENTERPRISES-MONTANA, INC.
                                     BEVERLY ENTERPRISES-NEBRASKA, INC.
                                     BEVERLY ENTERPRISES-NEVADA, INC.
                                     BEVERLY ENTERPRISES-NEW HAMPSHIRE, INC.
                                     BEVERLY ENTERPRISES-NEW JERSEY, INC.
                                     BEVERLY ENTERPRISES-NEW MEXICO, INC.
                                     BEVERLY ENTERPRISES-NEW YORK, INC.
                                     BEVERLY ENTERPRISES-NORTH CAROLINA, INC.
                                     BEVERLY ENTERPRISES-NORTH DAKOTA, INC.
                                     BEVERLY ENTERPRISES-OHIO, INC.
                                     BEVERLY ENTERPRISES-OKLAHOMA, INC.
                                     BEVERLY ENTERPRISES-OREGON, INC.





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                                     BEVERLY ENTERPRISES-PENNSYLVANIA, INC.
                                     BEVERLY ENTERPRISES-PORTAGE, INC.
                                     BEVERLY REHABILITATION SERVICES, INC.
                                     BEVERLY ENTERPRISES-RHODE ISLAND, INC.
                                     BEVERLY ENTERPRISES-SHOREHAM TERRACE,
                                       INC.
                                     BEVERLY ENTERPRISES-SOUTH CAROLINA, INC.
                                     BEVERLY ENTERPRISES-TAWAS CITY, INC.
                                     BEVERLY ENTERPRISES-TENNESSEE, INC.
                                     BEVERLY ENTERPRISES-TEXAS, INC.
                                     BEVERLY ENTERPRISES-UTAH, INC.
                                     BEVERLY ENTERPRISES-VERMONT, INC.
                                     BEVERLY ENTERPRISES-VIRGINIA, INC.
                                     BEVERLY ENTERPRISES-WASHINGTON, INC.
                                     BEVERLY ENTERPRISES-WEST VIRGINIA, INC.
                                     BEVERLY ENTERPRISES-WISCONSIN, INC.
                                     BEVERLY ENTERPRISES-WYOMING, INC.
                                     BEVERLY ENTERPRISES MEDICAL EQUIPMENT
                                       CORPORATION
                                     BEVERLY INDEMNITY LTD.
                                     BEVERLY MANOR INC. OF HAWAII
                                     BEVERLY MANOR INC. OF LAS VEGAS
                                     BEVERLY REHABILITATION SERVICES, INC.
                                     BEVERLY REMIC DEPOSITOR, INC.
                                     BEVERLY SAVANA CAY MANOR, INC.
                                     COLONIAL MANORS OF KINGSLEY, INC.
                                     COLUMBIA-VALLEY NURSING HOME, INC.
                                     COMMERCIAL MANAGEMENT, INC.
                                     COMPUTRAN SYSTEMS, INC.
                                     CONTINENTAL CARE CENTERS OF COUNCIL
                                       BLUFFS, INC.
                                     DUNNINGTON DRUG, INC.
                                     FOREST CITY BUILDING LTD.
                                     GERIATRIC CONSULTANTS, INC.
                                     HALLMARK CONVALESCENT HOMES, INC.
                                     HAMDEN SURGICAL, INC.
                                     HEALTHCARE PRESCRIPTION SERVICES, INC.
                                     HOSPICE PREFERRED CHOICE, INC.
                                     HOSPITAL FACILITIES CORPORATION
                                     INSTA-CARE HOLDINGS, INC.





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                                     INSTA-CARE PHARMACY SERVICES
                                       CORPORATION
                                     HOME MEDICAL SYSTEMS, INC.
                                     HOMEMAKERS OF VIRGINIA, INC.
                                     KD INVESTMENT CO.
                                     KENWOOD VIEW NURSING HOME, INC.
                                     LIBERTY NURSING HOMES, INCORPORATED
                                     MEDICAL ARTS HEALTH FACILITY OF
                                       LAWRENCEVILLE, INC.
                                     MODERNCARE OF LUMBERTON, INC.
                                     NEBRASKA CITY S-C-H, INC.
                                     NORTHWEST CARE CENTER, INC.
                                     NURSING HOME OPERATORS, INC.
                                     PCA PHARMACIES, INC.
                                     PETERSEN HEALTH CARE, INC.
                                     PHARMACY DYNAMICS GROUP
                                     PHARMACY CORPORATION OF AMERICA
                                     SALEM NO. 1, INC.
                                     ST. JOSEPH NURSING HOME, INC.
                                     SOUTH ALABAMA NURSING HOME, INC.
                                     SOUTH DAKOTA-BEVERLY ENTERPRISES, INC.
                                     SYNERGOS, INC.
                                     SYNERGOS - SCOTTSDALE, INC.
                                     SYNERGOS - PLEASANTHILL, INC.
                                     SYNERGOS - NORTH HOLLYWOOD, INC.
                                     TAYLOR COUNTY HEALTH FACILITY,
                                       INCORPORATED
                                     VANTAGE HEALTHCARE CORPORATION

                                     BEVERLY RIVERVIEW PARTNERSHIP


                                     By
                                       ---------------------------
                                       Title:

                                     STATE STREET BANK AND TRUST
                                       COMPANY, as Trustee


                                     By
                                       ---------------------------
                                       Title:

                                                                       Exhibit A





                             CONSENT AND DIRECTION

                 Reference is made to an Indenture (as heretofore supplemented and amended, the "Indenture") dated as of December 27, 1990 among Beverly California Corporation (the "Company"), Beverly Enterprises, Inc. (the "Parent") and Yasuda Bank and Trust Company (U.S.A.), as original trustee thereunder, providing for, among other things, the issuance by Beverly California Corporation of $37,750,000 original principal amount of 14 1/4% Senior Secured Fixed Rate Notes Due 1997 (the "Fixed Rate Notes"), and to a Supplemental Indenture No. 6 to Indenture, dated as of December 30, 1994 by and among Beverly California Corporation, Beverly Enterprises, Inc., the Guarantors (as defined therein) and State Street Bank and Trust Company, as successor trustee (the "Trustee"), under the Indenture, a copy of which Supplemental Indenture No. 6 is attached as Exhibit A.

                 To the extent that any Default would exist under the Indenture as of December 31, 1994 but for (and only but for) the amendments to the Indenture set forth in said Supplemental Indenture No. 6, such Default and its consequences are hereby waived by the undersigned pursuant to Section 513 of the Indenture (and this waiver shall not extend to any other Default).

                 The undersigned confirms that it is registered holder of $__________ principal amount of the Fixed Rate Notes, and the undersigned consents to the execution and delivery by the Company, the Parent, the Guarantor and the Trustee of said Supplemental Indenture No. 6 and the amendments to the Indenture contemplated thereby.


                                             ------------------------------
                                             Insert Full Legal Name
                                             of Registered Holder


                                             By
                                               ----------------------------
                                               Title:

Dated as of December 30, 1994